CONTACT:
Mark Donohue
(908) 409-6718

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

‒ Q4 2018 Net Revenue of $498 Million; GAAP Loss per share of $0.07; Combined Adjusted Diluted EPS(1) of $0.33 ‒
‒ Full Year 2018 Net Revenue of $1.66 Billion; GAAP Loss per share of $0.16; Combined Net Revenue(1)of $1.86 Billion(3); Combined Adjusted Diluted EPS(1) of $0.98 ‒
‒ Industry Leading Pipeline Execution in 2018; 62 ANDAs Approved and 42 New Products Launched ‒
‒ Targeting up to 50 New Generic Product Launches in 2019 ‒
‒ Provides 2019 Financial Outlook‒

BRIDGEWATER, NJ, February 28, 2019 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the fourth quarter and year ended December 31, 2018.

Summary of GAAP and Non-GAAP Combined and Adjusted Results
(Unaudited; In thousands, except per share amounts)

	Three Months Ended			Variance
	December 31, 2018	September 30, 2018	December 31, 2017	Sequential	Year/ Year
GAAP Results(2)
Net revenue	$497,528	$476,487	$293,369	4.4%	69.6%
Net (loss) income	$(20,330)	$17,465	$62,194	(216.4)%	(132.7)%
Diluted (loss) earnings per share (EPS) attributable to Amneal Pharmaceuticals, Inc.	$(0.07)	$0.05	N/A	(240.0)%	N/A

Non-GAAP Results(3)
Combined net revenue	$497,528	$476,487	$487,383	4.4%	2.1%
Combined adjusted net income	$99,976	$82,101	$76,446	21.8%	30.8%
Combined adjusted EBITDA	$186,647	$162,917	$139,625	14.6%	33.7%
Combined adjusted diluted EPS	$0.33	$0.27	N/A	22.2%	N/A

	Years Ended		Variance
	December 31, 2018	December 31, 2017	Year/Year
GAAP Results(2)
Net revenue	$1,662,991	$1,033,654	60.9%
Net (loss) income	$(201,303)	$169,325	(218.9)%
Diluted loss per share attributable to Amneal Pharmaceuticals, Inc.	$(0.16)	N/A	N/A

Non-GAAP Results(3)
Combined net revenue	$1,861,473	$1,857,780	0.2%
Combined adjusted net income	$293,702	$270,511	8.6%
Combined adjusted EBITDA	$584,280	$503,678	16.0%
Combined adjusted diluted EPS	$0.98	N/A	N/A

(1) See “Non-GAAP Financial Measures” below.
(2) Current year financials reflect the results of Amneal Pharmaceuticals LLC consolidating the results of Impax Laboratories, LLC from the transaction closing date on May 4, 2018. Prior year GAAP results represent Amneal Pharmaceuticals LLC only.
(3) Assumes the combination between Amneal Pharmaceuticals LLC and Impax Laboratories, LLC occurred on the first day of the year presented.

Executive Commentary

“We ended a year of significant progress with improved financial results in the fourth quarter,” said Rob Stewart, President and CEO of Amneal. “Our fourth quarter performance is the direct result of our strategic investments, accelerated synergy capture and solid performance from our base business, which helped to offset recent competition on several of our largest products. Both our Generics and Specialty segments grew net revenue sequentially and compared to last year's fourth quarter as we delivered improved consolidated net revenue of $498 million, combined adjusted EBITDA(4) of $187 million and combined adjusted diluted EPS(4) of $0.33.”

“The full year 2018 was marked by several key strategic milestones, most notably the reshaping of our Company through the merger of Impax and Amneal. By the end of 2018, we completed the merger integration and accelerated the capture of synergies, resulting in approximately $60 million of cost savings for the year. We strategically deployed capital with the acquisition of Gemini Laboratories and through several partnerships including agreements with Jerome Stevens Pharmaceuticals, Inc. and Lannett for Levothyroxine. Through our R&D investments, we achieved 62 ANDA approvals, 10 tentative approvals and we submitted 31 ANDAs with the FDA. We launched 42 new generic products, which contributed $171 million in revenue in 2018.”

“Operationally we are doing well as we achieved industry-leading pipeline execution in 2018 with a consistent pace of new approvals and launches. However, the financial benefits of this execution have been slower to materialize than expected as market dynamics are constraining the uptake of certain products. Our 2019 financial outlook reflects the current pricing and competitive challenges within the generic industry, which is impacting our previously expected growth rate. We continue to expect to deliver at least $200 million in merger cost synergies by the end of 2020, as we focus on generating cash to invest in strategic opportunities to diversify the business and accelerate our growth.”

Basis of Presentation

The Company's financial results are presented in accordance with U.S. GAAP, which include the results of operations of Impax Laboratories, LLC ("Impax") and Gemini Laboratories, LLC ("Gemini") subsequent to the transaction closing dates of May 4, 2018 and May 7, 2018, respectively. As used in this press release the term "actual" refers to measures under the accounting principles generally accepted in the United States. The Company has two reportable segments, Generics and Specialty, and does not allocate general corporate services to either segment.

Fourth Quarter 2018 Performance

Net revenue in the fourth quarter of 2018 was $498 million, an increase of 69.6%, compared to the prior year period, primarily due to the combination with Impax and the acquisition of Gemini in May 2018, as well as new generic product launches. Net loss was $20 million in the fourth quarter of 2018, compared to net income of $62 million in the fourth quarter of 2017, primarily due to charges related to the combination with Impax and the acquisition of Gemini, including approximately $23 million of incremental interest expense. Diluted EPS in the fourth quarter of 2018 was a loss of $0.07. Diluted EPS in the fourth quarter of 2017 is not available as Amneal Pharmaceuticals LLC was a privately-held company for the period presented.

Combined net revenue(4) in the fourth quarter of 2018 was $498 million, an increase of 2.1%, compared to the prior year period, due to an increase in net revenue from both Generics and Specialty segments. Combined adjusted net income(4) in the fourth quarter of 2018 was $100 million, an increase of 30.8%, compared to the prior year period. Combined adjusted EBITDA(4) in the fourth quarter of 2018 was $187 million, an increase of 33.7%, compared to the prior year period. The increase in both combined adjusted net income(4) and combined adjusted EBITDA(4) was primarily due to higher revenues and cost synergies from the combination with Impax. Combined adjusted diluted EPS in the fourth quarter of 2018 was $0.33.

Full Year 2018 Performance

Net revenue for the full year 2018 was $1,663 million, an increase of 60.9%, compared to full year 2017, primarily due to the combination with Impax and the acquisition of Gemini in May 2018, as well as the contribution from 42 new generic product launches. Net loss was $201 million for full year 2018, compared to net income of $169 million for full year 2017, primarily due to charges related to the combination with Impax and the acquisition of Gemini, including approximately $73 million of incremental interest expense. Diluted EPS for full year 2018 was a loss of $0.16. Diluted EPS for full year 2017 is not available as Amneal Pharmaceuticals LLC was a privately-held company for the period presented.

Combined net revenue(4) for full year 2018 was $1,861 million, a slight increase compared to full year 2017. Combined adjusted net income(4) for full year 2018 was $294 million, an increase of 8.6%, compared to full year 2017. Combined adjusted EBITDA(4) for full year 2018 was $584 million, an increase of 16.0%, compared to full year 2017. The increase in both combined adjusted net income(4) and combined adjusted EBITDA(4) was primarily due to favorable product sales mix and cost synergies from the combination with Impax. Combined adjusted diluted EPS for the full year 2018 was $0.98.

(4) See “Non-GAAP Financial Measures” below.

Amneal Pharmaceuticals, Inc.
Reconciliation of Generics Operating Income to Generics Combined Operating Income
(Unaudited; In thousands)

Generics	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Generics	$410,897	$—	$410,897	$293,369	$112,943	$406,312
Cost of goods sold	263,002	—	263,002	141,953	150,762	292,715
Gross profit	147,895	—	147,895	151,416	(37,819)	113,597
Selling, general, and administrative	16,572	—	16,572	11,210	8,223	19,433
Research and development	53,650	—	53,650	43,494	12,612	56,106
In-process research and development impairment charges	38,609	—	38,609	—	186,731	186,731
Restructuring and asset-related charges	12,031	—	12,031	—	—	—
Legal settlement gains	(19,300)	—	(19,300)	(7,845)	—	(7,845)
Intellectual property legal development expenses	3,263	—	3,263	2,732	—	2,732
Change in fair value of contingent consideration	—	—	—	—	(38,123)	(38,123)
Fixed asset impairment	—	—	—	—	5,577	5,577
Operating income (loss)	$43,070	$—	$43,070	$101,825	$(212,839)	$(111,014)

Gross margin	36.0%	—	36.0%	51.6%	(33.5)%	28.0%
Adjusted gross profit (Non-GAAP)(5)	$185,268	$—	$185,268	$155,739	$35,401	$191,140
Adjusted gross margin (Non-GAAP)(6)	45.1%	—	45.1%	53.1%	31.3%	47.0%
Adjusted operating income (Non-GAAP)	$150,166	$—	$150,166	$106,148	$16,431	$122,579
(5) Adjusted gross profit is calculated as combined net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(6) Adjusted gross margin is calculated as adjusted gross profit divided by combined net revenue.

Fourth Quarter 2018 Performance

Generics net revenue of $411 million increased 40.1% for the fourth quarter of 2018, compared to the prior year period. The increase is primarily attributable to the combination with Impax as well as 42 new product launches in 2018, including Methylphenidate Hydrochloride extended release tablets, Phytonadione tablets, Levothyroxine tablets, Potassium Chloride oral solution, Erythromycin instant release tablets and Colesevelam Hydrochloride tablets. Generics combined net revenue(4) in the fourth quarter of 2018 was $411 million, an increase of 1.1%, compared to the prior year period. The increase is primarily due to new product launches as noted above, partially offset by lower sales across a number of existing products due to lower pricing and additional competition.

Generics gross margin for the fourth quarter of 2018 was 36.0%, compared to 51.6% for the fourth quarter of 2017. The decrease was primarily as a result of higher cost of sales due to incremental amortization and inventory acquisition accounting adjustments, manufacturing plant closure charges and product sales mix primarily due to additional competition on several key products. Generics combined adjusted gross margin(4) for the fourth quarter of 2018 was 45.1%, compared to 47.0% for the fourth quarter of 2017, primarily due to product sales mix.

Generics operating income for the fourth quarter of 2018 was $43 million, compared to $102 million for the fourth quarter of 2017, primarily due to higher amortization charges, acquisition and site closure expenses, in-process research and development impairment charges and restructuring and asset-related charges, principally a result of the combination with Impax. Generics combined adjusted operating income(4) for the fourth quarter of 2018 was $150 million, an increase of 22.5%, compared to $123 million in the prior year period, primarily due to lower selling, general and administrative expenses, lower research and development expenses and an increase in legal settlement gains.

(4) See “Non-GAAP Financial Measures” below

Amneal Pharmaceuticals, Inc.
Reconciliation of Generics Operating Income to Generics Combined Operating Income
(Unaudited; In thousands)

Generics	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Generics	$1,439,031	$102,237	$1,541,268	$1,033,654	$549,077	$1,582,731
Cost of goods sold	842,996	122,761	965,757	507,476	551,776	1,059,252
Gross profit	596,035	(20,524)	575,511	526,178	(2,699)	523,479
Selling, general, and administrative	68,426	11,896	80,322	56,050	28,294	84,344
Research and development	183,412	13,623	197,035	171,420	63,245	234,665
In-process research and development impairment charges	39,259	—	39,259	—	192,809	192,809
Acquisition, integration and transaction related expenses	114,622	—	114,622	—	—	—
Restructuring and asset-related charges	33,943	—	33,943	—	—	—
Legal settlement gains	(22,300)	—	(22,300)	(29,312)	—	(29,312)
Intellectual property legal development expenses	15,772	—	15,772	20,518	715	21,233
Litigation, settlements and related charges	—	84,597	84,597	—	—	—
Change in fair value of contingent consideration	—	—	—	—	(31,048)	(31,048)
Fixed asset impairment	—	—	—	—	8,380	8,380
Operating income	$162,901	$(130,640)	$32,261	$307,502	$(265,094)	$42,408

Gross margin	41.4%	(20.1)%	37.3%	50.9%	(0.5)%	33.1%
Adjusted gross profit (Non-GAAP)(5)	$712,954	$3,246	$716,200	$561,518	$208,960	$770,478
Adjusted gross margin (Non-GAAP)(6)	49.5%	3.2%	46.5%	54.3%	38.1%	48.7%
Adjusted operating income (Non-GAAP)	$489,520	$(22,273)	$467,247	$342,842	$123,241	$466,083
(5) Adjusted gross profit is calculated as combined net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(6) Adjusted gross margin is calculated as adjusted gross profit divided by combined net revenue.

Full Year 2018 Performance

Generics net revenue of $1,439 million increased 39.2% for the full year 2018, compared to full year 2017. The increase is primarily attributable to the combination with Impax as well as the contribution from 42 new product launches in 2018, including Methylphenidate Hydrochloride extended release tablets, Phytonadione tablets, Levothyroxine tablets, Potassium Chloride oral solution, Erythromycin instant release tablets and Colesevelam Hydrochloride tablets. Generics combined net revenue(4) for full year 2018 was $1,541 million, a decrease of 2.6%, compared to full year 2017. The decrease was primarily driven by lower sales of Epinephrine Auto-Injector due to an ongoing supply disruption, and lower sales of existing base business products, including Budesonide Inhalation Suspension, Lidocaine, Diclofenac Sodium Gel 3% and Loratadine/PSE as a result of lower pricing and additional competition.

Generics gross margin for full year 2018 was 41.4%, compared to 50.9% for full year 2017. The decrease was primarily as a result of higher cost of sales due to incremental amortization, inventory acquisition accounting adjustments, inventory-related charges, manufacturing plant closure charges, impairment of product intangible assets and lower margin products in the Impax portfolio. Generics combined adjusted gross margin(4) for full year 2018 was 46.5%, compared to 48.7% for full year 2017, primarily due to product sales mix.

Generics operating income for full year 2018 was $163 million, compared to $308 million for full year 2017, primarily due to acquisition, integration and transaction-related expenses, principally a result of the combination with Impax, as noted above. Generics combined adjusted operating income(4) for full year 2018 was $467 million, an increase of 0.2%, compared to $466 million for full year 2017.

(4) See “Non-GAAP Financial Measures” below

Amneal Pharmaceuticals, Inc.
Reconciliation of Specialty Operating Income to Specialty Combined Operating Income
(Unaudited; In thousands)

Specialty	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Specialty:
Rytary®	$42,680	$—	$42,680	$—	$28,290	$28,290
Zomig®	18,308	—	18,308	—	15,034	15,034
All other specialty products	25,643	—	25,643	—	37,747	37,747
Total net revenue - Specialty	86,631	—	86,631	—	81,071	81,071
Cost of goods sold	41,118	—	41,118	—	23,405	23,405
Gross profit	45,513	—	45,513	—	57,666	57,666
Selling, general, and administrative	16,200	—	16,200	—	22,156	22,156
Research and development	3,647	—	3,647	—	3,077	3,077
Intellectual property legal development expenses	(26)	—	(26)	—	—	—
Restructuring and asset-related charges	1,682	—	1,682	—	—	—
Litigation, settlements and related charges	—	—	—	—	1,111	1,111
Fixed asset impairment	—	—	—	—	74,128	74,128
Operating income (loss)	$24,010	$—	$24,010	$—	$(42,806)	$(42,806)

Gross margin	52.5%	—	52.5%	—	71.1%	71.1%
Adjusted gross profit (Non-GAAP)(5)	$70,058	$—	$70,058	$—	$63,368	$63,368
Adjusted gross margin (Non-GAAP)(6)	80.9%	—	80.9%	—	78.2%	78.2%
Adjusted operating income (Non-GAAP)	$50,600	$—	$50,600	$—	$38,995	$38,995
(5) Adjusted gross profit is calculated as combined net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(6) Adjusted gross margin is calculated as adjusted gross profit divided by combined net revenue.

Fourth Quarter 2018 Performance

The Specialty segment is comprised of the Impax Specialty business acquired on May 4, 2018 and the Gemini Laboratories, LLC business acquired on May 7, 2018. Prior to these two transactions, Amneal did not have a Specialty segment.

Specialty combined net revenue(4) in the fourth quarter of 2018 was $87 million, an increase of 6.9%, compared to the prior year period, driven primarily by higher revenue from Rytary®, Zomig® and Unithroid®, partially offset by significantly lower sales of Albenza® as a result of the loss of exclusivity in September of 2018.

Specialty combined gross margin(4) for the fourth quarter of 2018 was 52.5%, compared to 71.1% for the prior year period, driven primarily by higher amortization expense. Specialty combined adjusted gross margin(4) was 80.9% for the fourth quarter of 2018, compared to 78.2% in the prior year period, primarily due to product sales mix.

Specialty combined operating income(4) for the fourth quarter of 2018 was $24 million, an increase of $67 million, compared to a combined operating loss of $43 million for the fourth quarter of 2017, primarily due to fixed asset impairment charges in the fourth quarter of 2017, for which there were no comparable charges in the current year period, and increased revenue, as noted above. Specialty combined adjusted operating income(4) for the fourth quarter of 2018 was $51 million, an increase of $12 million, compared to $39 million for the prior year period, primarily due to increased revenue and lower selling, general and administrative expenses.

(4) See “Non-GAAP Financial Measures” below

Amneal Pharmaceuticals, Inc.
Reconciliation of Specialty Operating Income to Specialty Combined Operating Income
(Unaudited; In thousands)

Specialty	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue - Specialty:
Rytary®	$95,541	$35,086	$130,627	$—	$91,637	$91,637
Zomig®	43,111	14,411	57,522	—	51,115	51,115
All other specialty products sales	85,308	46,748	132,056	—	132,297	132,297
Total net revenue - Specialty	223,960	96,245	320,205	—	275,049	275,049
Cost of goods sold	103,592	26,731	130,323	—	98,650	98,650
Gross profit	120,368	69,514	189,882	—	176,399	176,399
Selling, general, and administrative	49,465	27,942	77,407	—	80,185	80,185
Research and development	10,778	3,664	14,442	—	17,662	17,662
Intellectual property legal development expenses	489	23	512	—	3,167	3,167
Restructuring and asset-related charges	4,076	—	4,076	—	—	—
Litigation, settlements and related charges	—	940	940	—	1,111	1,111
Fixed asset impairment	—	—	—	—	74,128	74,128
Operating income	$55,560	$36,945	$92,505	$—	$146	$146

Gross margin	53.7%	72.2%	59.3%	—	64.1%	64.1%
Adjusted gross profit (Non-GAAP)(5)	$178,022	$75,626	$253,648	$—	$200,937	$200,937
Adjusted gross margin (Non-GAAP)(6)	79.5%	78.6%	79.2%	—	73.1%	73.1%
Adjusted operating income (Non-GAAP)	$118,127	$43,997	$162,124	$—	$101,698	$101,698
(5) Adjusted gross profit is calculated as combined net revenue less adjusted cost of goods sold. See Non-GAAP reconciliations below for calculation of adjusted cost of goods sold.
(6) Adjusted gross margin is calculated as adjusted gross profit divided by combined net revenue.

Full Year 2018 Performance

The Specialty segment is comprised of the Impax Specialty business acquired on May 4, 2018 and the Gemini Laboratories, LLC business acquired on May 7, 2018. Prior to these two transactions, Amneal did not have a Specialty segment.

Specialty combined net revenue(4) for full year 2018 was $320 million, an increase of 16.4%, compared to full year 2017, driven primarily by higher revenue from Rytary, Zomig and Unithroid.

Specialty combined gross margin(4) for full year 2018 was 59.3%, compared to 64.1% for full year 2017, driven primarily by higher amortization expense. Specialty combined adjusted gross margin(4) was 79.2% for full year of 2018, compared to 73.1% for full year 2017, primarily due to product sales mix.

Specialty combined operating income(4) for full year 2018 was $93 million compared to $146 thousand of operating income for full year 2017, primarily due to fixed asset impairment charges in 2017, for which there were no comparable charges in 2018. Specialty combined adjusted operating income(4) for full year 2018 was $162 million, an increase of $60 million, compared to $102 million for full year 2017, primarily due to increased revenue and lower selling, general and administrative expenses.

(4) See “Non-GAAP Financial Measures” below.

2019 Financial Outlook

Amneal’s full year 2019 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and certain and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for 2019.

2019 Key Outlook Assumptions

Full Year 2019 Financial Outlook
Adjusted gross margin	47% - 50%
Adjusted R&D as a % of net revenue	9% - 10%
Adjusted SG&A as a % of net revenue	11% - 12%
Adjusted EBITDA	$600 million - $650 million
Adjusted diluted EPS	$0.94 - $1.04
Adjusted effective tax rate	19% - 21%
Capital expenditures	Approximately $100 million
Weighted diluted shares outstanding	Approximately 300 million

Conference Call Information

Amneal will hold a conference call on February 28, 2019 at 8:30 a.m. Eastern Time to discuss its results. The call and presentation can also be accessed via a live Webcast through the Investor Relations section of Amneal’s Web site at
https://investors.amneal.com/investor-relations, or directly at https://event.on24.com/wcc/r/1898588/19E7D09970ECDA91F9B21D94F3CEC0AB. The number to call from within the United States is (866) 652-5200 and (412) 317-6060 internationally. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (877) 344-7529 (in the U.S.) and (412) 317-0088 (international callers). The access code for the replay is 10128077.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has approximately 6,000 employees in its operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal is one of the largest and fastest growing generic pharmaceutical manufacturers in the United States, with an expanding portfolio of generic products to include complex dosage forms in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty division focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin and adjusted operating income, are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. In addition, this release includes these non-GAAP measures and our reported results on a non-GAAP combined basis to include the results of Impax and Gemini as if the transaction closing dates had occurred on the first day of all periods presented herein. Management uses these non-GAAP historical and combined measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results, and doing so on a combined basis facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

All combined business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X. Adjusted gross profit is calculated as total revenues less adjusted cost of goods sold. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues. The calculation of Non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common Stock.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, the combined results may not represent what our combined results of operations and financial position would have been had the transactions occurred on the dates indicated, nor are they intended to project our combined results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations of below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: the impact of global economic conditions; our ability to integrate the operations of Amneal Pharmaceuticals LLC and Impax Laboratories, LLC pursuant to the business combination completed on May 4, 2018, and our ability to realize the anticipated synergies and other benefits of the combination; our ability to successfully develop and commercialize new products; our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third party agreements for a portion of our product offerings; our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by a group of stockholders. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Quarterly Report on Form 10-Q and in the Company’s subsequent filings with the Securities and Exchange Commission, including its Annual Report on 10-K for the fiscal year ended December 31, 2018 expected to be filed on or about March 1, 2019. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Trademarks referenced herein are the property of their respective owner.
# # #

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(unaudited)
	Three months ended		Years ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net revenue	$497,528	$293,369	$1,662,991	$1,033,654
Cost of goods sold	304,120	141,953	946,588	507,476
Gross profit	193,408	151,416	716,403	526,178
Selling, general and administrative	71,236	26,966	230,435	109,046
Research and development	57,297	43,494	194,190	171,420
In-process research and development impairment charges	38,609	—	39,259	—
Acquisition, transaction-related and integration expenses	4,945	7,050	221,818	9,403
Restructuring and asset-related charges	14,104	—	56,413	—
Legal settlement gains	(19,300)	(7,845)	(22,300)	(29,312)
Intellectual property legal development expenses	3,237	2,732	16,261	20,518
Operating income (loss)	23,280	79,019	(19,673)	245,103
Other (expense) income:
Interest expense, net	(42,880)	(19,956)	(143,571)	(71,061)
Foreign exchange gain (loss)	2,817	3,341	(19,701)	29,092
Loss on extinguishment of debt	—	(1)	(19,667)	(2,532)
Loss on sale of international operations	(146)	(352)	(2,958)	(29,232)
Other income (expense)	2,123	24	2,848	(47)
Total other expense, net	(38,086)	(16,944)	(183,049)	(73,780)
(Loss) income before income taxes	(14,806)	62,075	(202,722)	171,323
Provision for (benefit from) income taxes	5,524	(119)	(1,419)	1,998
Net (loss) income	(20,330)	62,194	(201,303)	169,325
Less: Net (income) loss attributable to Amneal Pharmaceuticals LLC pre-Combination	—	(61,569)	148,806	(167,648)
Less: Net loss (income) attributable to non-controlling interests	11,562	(625)	32,753	(1,677)
Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(8,768)	—	(19,744)	—
Accretion of redeemable non-controlling interest	—	—	(1,176)	—
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(8,768)	$—	$(20,920)	$—

Net loss per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic and diluted	$(0.07)		$(0.16)

Weighted-average common shares outstanding:
Class A and Class B-1 basic and diluted	127,343		127,252

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$213,394	$74,166
Restricted cash	5,385	3,756
Trade accounts receivable, net	481,495	351,367
Inventories	457,219	284,038
Prepaid expenses and other current assets	128,321	42,396
Related party receivables	830	16,210
Total current assets	1,286,644	771,933
Property, plant and equipment, net	544,146	486,758
Goodwill	426,226	26,444
Intangible assets, net	1,654,969	44,599
Deferred tax asset, net	373,159	898
Other assets	67,592	11,257
Total assets	$4,352,736	$1,341,889

Liabilities and Stockholders' Equity / Members' Deficit
Current liabilities:
Accounts payable and accrued expenses	$514,440	$194,779
Current portion of long-term debt, net	21,449	89,171
Current portion of financing obligations - related party	266	311
Related party payables	17,695	12,622
Total current liabilities	553,850	296,883
Long-term debt, net	2,630,598	1,355,274
Financing obligation - related party	39,083	39,987
Deferred income taxes	1,178	2,491
Liabilities under tax receivable agreement	192,884	—
Other long-term liabilities	38,780	7,793
Related party payable- long term	—	15,043
Total long-term liabilities	2,902,523	1,420,588
Total stockholders' equity / members' deficit	896,363	(375,582)
Total liabilities and stockholders' / members’ deficit	$4,352,736	$1,341,889

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(201,303)	$169,325
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	137,403	45,936
Unrealized foreign currency loss (gain)	18,582	(30,823)
Amortization of debt issuance costs	5,859	4,585
Loss on extinguishment of debt	19,667	2,532
Loss on sale of certain international businesses	2,958	29,232
Intangible asset impairment charges	47,928	—
Non-cash restructuring and asset-related charges	11,295	—
Deferred tax (benefit) provision	(9,439)	742
Stock-based compensation and PPU expense	167,597	—
Inventory provision	44,539	3,771
Other operating charges and credits, net	(1,866)	9,935
Changes in assets and liabilities:
Trade accounts receivable, net	89,084	35,255
Inventories	(42,875)	(31,826)
Prepaid expenses, other current assets and other assets	19,198	(25,305)
Related party receivables	10,928	(5,485)
Accounts payable, accrued expenses and other liabilities	(55,212)	18,105
Related party payables	(14,113)	8,208
Net cash provided by operating activities	250,230	234,187
Cash flows from investing activities:
Purchases of property, plant and equipment	(83,088)	(94,771)
Acquisition of product rights and licenses	(14,000)	(19,500)
Acquisitions, net of cash acquired	(324,634)	—
Proceeds from sale of property, plant and equipment	25,344	—
Proceeds from sale of certain international businesses, net of cash sold	—	15,717
Net cash used in investing activities	(396,378)	(98,554)
Cash flows from financing activities:
Payments of deferred financing costs and debt extinguishment costs	(54,955)	(5,026)
Proceeds from issuance of debt	1,325,383	250,000
Payments of principal on debt and capital leases	(617,051)	(13,625)
Net (payments) borrowings on revolving credit line	(75,000)	50,000
Payments of principal on financing obligation - related party	(243)	(274)
Proceeds from exercise of stock options	3,797	—
Equity contributions	27,742	40
Capital contribution from (dividend to) non-controlling interest	360	(865)
Acquisition of redeemable non-controlling interest	(11,775)	—
Tax distribution to non-controlling interest	(35,543)	—
Distributions to members	(182,998)	(375,265)
Repayment of related party note	(92,042)	—
Net cash provided by (used in) financing activities	287,675	(95,015)
Effect of foreign exchange rate on cash	(670)	(242)
Net increase in cash, cash equivalents, and restricted cash	140,857	40,376
Cash, cash equivalents, and restricted cash - beginning of period	77,922	37,546
Cash, cash equivalents, and restricted cash - end of period	$218,779	$77,922

Amneal Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Combined Results of Operations
(Unaudited: In thousands)

	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue:
Generics	$410,897	$—	$410,897	$293,369	$112,943	$406,312
Specialty	86,631	—	86,631	—	81,071	81,071
Total net revenue	497,528	—	497,528	293,369	194,014	487,383
Cost of goods sold	304,120	—	304,120	141,953	174,167	316,120
Gross profit	193,408	—	193,408	151,416	19,847	171,263
Selling, general and administrative	71,236	—	71,236	26,966	59,441	86,407
Research and development	57,297	—	57,297	43,494	15,689	59,183
In-process research and development impairment charges	38,609	—	38,609	—	186,731	186,731
Acquisition, transaction-related and integration expenses	4,945	—	4,945	7,050	8,061	15,111
Restructuring and asset-related charges	14,104	—	14,104	—	—	—
Legal settlement gains	(19,300)		(19,300)	(7,845)	—	(7,845)
Intellectual property legal development expenses	3,237	—	3,237	2,732	—	2,732
Litigation, settlements and related charges	—	—	—	—	1,223	1,223
Impairment loss on tangible assets	—	—	—	—	79,705	79,705
Gain on sale of assets	—	—	—	—	(656)	(656)
Change in fair value of contingent consideration	—	—	—	—	(38,123)	(38,123)
Operating income (loss)	23,280	—	23,280	79,019	(292,224)	(213,205)
Other (expense) income:
Interest expense, net	(42,880)	—	(42,880)	(19,956)	(13,672)	(33,628)
Foreign exchange gain	2,817	—	2,817	3,341	—	3,341
Loss on extinguishment of debt	—	—	—	(1)	—	(1)
Loss on sale of international operations	(146)	—	(146)	(352)	—	(352)
Other income (expense)	2,123	—	2,123	24	(292)	(268)
Total other (expense) income, net	(38,086)	—	(38,086)	(16,944)	(13,964)	(30,908)
(Loss) income before income taxes	(14,806)	—	(14,806)	62,075	(306,188)	(244,113)
Provision for (benefit from) income taxes	5,524	—	5,524	(119)	(9,010)	(9,129)
Net (loss) income	$(20,330)	$—	$(20,330)	$62,194	$(297,178)	$(234,984)
Less: Net income attributable to Amneal Pharmaceuticals LLC pre-Combination	—			(61,569)
Less: Net loss (income) attributable to non-controlling interests	11,562			(625)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(8,768)			$—

Amneal Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Combined Results of Operations
(Unaudited; In thousands)

	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net revenue:
Generics	$1,439,031	$102,237	$1,541,268	$1,033,654	$549,077	$1,582,731
Specialty	223,960	96,245	320,205	—	275,049	275,049
Total net revenue	1,662,991	198,482	1,861,473	1,033,654	824,126	1,857,780
Cost of goods sold	946,588	149,492	1,096,080	507,476	650,426	1,157,902
Gross profit	716,403	48,990	765,393	526,178	173,700	699,878
Selling, general and administrative	230,435	80,242	310,677	109,046	217,410	326,456
Research and development	194,190	17,287	211,477	171,420	80,907	252,327
In-process research and development impairment charges	39,259	—	39,259	—	192,809	192,809
Acquisition, transaction-related and integration expenses	221,818	4,381	226,199	9,403	11,097	20,500
Restructuring and asset-related charges	56,413	—	56,413	—	—	—
Legal settlement gains	(22,300)	—	(22,300)	(29,312)	—	(29,312)
Intellectual property legal development expenses	16,261	23	16,284	20,518	3,882	24,400
Litigation, settlements and related charges	—	85,537	85,537	—	1,223	1,223
Impairment loss on tangible assets	—	—	—	—	82,508	82,508
Gain on sale of assets	—	—	—	—	(17,236)	(17,236)
Change in fair value of contingent consideration	—	—	—	—	(31,048)	(31,048)
Operating (loss) income	(19,673)	(138,480)	(158,153)	245,103	(367,852)	(122,749)
Other (expense) income:
Interest expense, net	(143,571)	(18,231)	(161,802)	(71,061)	(53,412)	(124,473)
Foreign exchange (loss) gain	(19,701)	921	(18,780)	29,092	—	29,092
Loss on extinguishment of debt	(19,667)	—	(19,667)	(2,532)	(1,215)	(3,747)
Loss on sale of international operations	(2,958)	—	(2,958)	(29,232)	—	(29,232)
Other income (expense)	2,848	(638)	2,210	(47)	(10,878)	(10,925)
Total other (expense) income, net	(183,049)	(17,948)	(200,997)	(73,780)	(65,505)	(139,285)
(Loss) income before income taxes	(202,722)	(156,428)	(359,150)	171,323	(433,357)	(262,034)
(Benefit from) provision for income taxes	(1,419)	(6,273)	(7,692)	1,998	18,326	20,324
Net (loss) income	$(201,303)	$(150,155)	$(351,458)	$169,325	$(451,683)	$(282,358)
Less: Net loss (income) attributable to Amneal Pharmaceuticals LLC pre-Combination	148,806			(167,648)
Less: Net loss (income) attributable to non-controlling interests	32,753			(1,677)
Accretion of redeemable non-controlling interest	(1,176)			—
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(20,920)			$—

Amneal Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Combined Results of Operations
(Unaudited; In thousands)

The following reconciliation for the three months ended September 30, 2018 has been provided for sequential comparison.

	Three months ended September 30, 2018
		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined
Net revenue:
Generics	$391,175	$—	$391,175
Specialty	85,312	—	85,312
Total net revenue	476,487	—	476,487
Cost of goods sold	276,382	—	276,382
Gross profit	200,105	—	200,105
Selling, general and administrative	78,075	—	78,075
Research and development	42,999	—	42,999
In-process research and development impairment charges	4,401	—	4,401
Acquisition, transaction-related and integration expenses	2,231	—	2,231
Restructuring and asset-related charges	(2,156)	—	(2,156)
Operating income	74,555	—	74,555
Other expense:
Interest expense, net	(43,018)	—	(43,018)
Foreign exchange loss	(5,137)	—	(5,137)
Loss on sale of international operations	(2,812)	—	(2,812)
Other expense	(1,014)	—	(1,014)
Total other expense, net	(51,981)	—	(51,981)
Income before income taxes	22,574	—	22,574
Provision for income taxes	5,109		5,109
Net income	$17,465	$—	$17,465
Less: Net income attributable to Amneal Pharmaceuticals LLC pre-Combination	—
Less: Net income attributable to non-controlling interests	(10,577)
Accretion of redeemable non-controlling interest	64
Net income attributable to Amneal Pharmaceuticals, Inc.	$6,952

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliation of Generics Cost of Goods Sold to Generics Combined Adjusted Cost of Goods Sold

Generics	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$263,002	$—	$263,002	$141,953	$150,762	$292,715
Adjusted to deduct:
Amortization	10,030	—	10,030	923	13,075	13,998
Inventory related charges(7)	3,620	—	3,620	3,400	6,224	9,624
Acquisition and site closure expenses(8)	12,384	—	12,384	—	—	—
Asset impairment charges(9)	510	—	510	—	43,961	43,961
Stock-based compensation expense	406	—	406	—	—	—
Restructuring and asset-related charges(10)	—	—	—	—	9,960	9,960
Amortization of upfront payment(11)	10,423	—	10,423	—	—	—
Adjusted cost of goods sold (Non-GAAP)	$225,629	$—	$225,629	$137,630	$77,542	$215,172

Generics	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$842,996	$122,761	$965,757	$507,476	$551,776	$1,059,252
Adjusted to deduct:
Amortization	23,940	13,823	37,763	3,974	53,039	57,013
Inventory related charges(7)	45,615	9,894	55,509	22,682	25,740	48,422
Acquisition and site closure expenses(8)	27,619	—	27,619	—	9,314	9,314
Asset impairment charges(9)	8,401	53	8,454	—	96,864	96,864
Stock-based compensation expense	921	—	921	—	—	—
Restructuring and asset-related charges(10)	—	—	—	—	26,702	26,702
Amortization of upfront payment(11)	10,423	—	10,423	—	—	—
Royalty expense	—	—	—	8,684	—	8,684
Adjusted cost of goods sold (Non-GAAP)	$726,077	$98,991	$825,068	$472,136	$340,117	$812,253

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliation of Specialty Cost of Goods Sold to Specialty Combined Adjusted Cost of Goods Sold

Specialty	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$41,118	$—	$41,118	$—	$23,405	$23,405
Adjusted to deduct:
Amortization	18,848	—	18,848	—	3,884	3,884
Inventory related charges(7)	5,697	—	5,697	—	—	—
Restructuring and asset-related charges(10)	—	—	—	—	1,818	1,818
Adjusted cost of goods sold (Non-GAAP)	$16,573	$—	$16,573	$—	$17,703	$17,703

Specialty	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Cost of goods sold	$103,592	$26,731	$130,323	$—	$98,650	$98,650
Adjusted to deduct:
Amortization	49,047	6,112	55,159	—	15,457	15,457
Inventory related charges(7)	8,607	—	8,607	—	—	—
Restructuring and asset-related charges(10)	—	—	—	—	9,081	9,081
Adjusted cost of goods sold (Non-GAAP)	$45,938	$20,619	$66,557	$—	$74,112	$74,112

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliation of Generics Operating (Loss) Income to Generics Combined Adjusted Operating Income

Generics	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Operating income (loss)	$43,070	$—	$43,070	$101,825	$(212,839)	$(111,014)
Adjusted to add (deduct):
Acquisition and site closure expenses(8)	20,905	—	20,905	—	—	—
Amortization	10,030	—	10,030	923	13,075	13,998
Inventory related charges(7)	3,620	—	3,620	3,400	6,224	9,624
Stock-based compensation expense	1,926	—	1,926	—	829	829
Asset impairment charges(9)	39,119		39,119	—	236,269	236,269
Restructuring and asset-related charges(10)	12,031	—	12,031	—	10,996	10,996
Litigation, settlements and related charges	(97)	—	(97)	—	—	—
Amortization of upfront payment (11)	10,423	—	10,423	—	—	—
R&D milestone payment	5,300	—	5,300	—	—	—
Change in fair value of contingent consideration(12)	—	—	—	—	(38,123)	(38,123)
Other	3,839	—	3,839	—	—	—
Adjusted operating income (Non-GAAP)	$150,166	$—	$150,166	$106,148	$16,431	$122,579

Generics	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Operating income	$162,901	$(130,640)	$32,261	$307,502	$(265,094)	$42,408
Adjusted to add (deduct):
Acquisition and site closure expenses(8)	150,348	—	150,348	—	9,314	9,314
Amortization	23,940	13,823	37,763	3,974	53,039	57,013
Inventory related charges(7)	45,615	9,894	55,509	22,682	26,702	49,384
Stock-based compensation expense	3,348	—	3,348	—	829	829
Asset impairment charges(9)	47,660	53	47,713	—	298,053	298,053
Restructuring and asset-related charges(10)	33,943	—	33,943	—	28,911	28,911
Litigation, settlements and related charges	(97)	84,597	84,500	—	—	—
Amortization of upfront payment (11)	10,423	—	10,423	—	—	—
Royalty expense	—	—	—	8,684	—	8,684
R&D milestone payment	8,000	—	8,000	—	—	—
Change in fair value of contingent consideration(12)	—	—	—	—	(31,048)	(31,048)
Other	3,439	—	3,439	—	2,535	2,535
Adjusted operating income (Non-GAAP)	$489,520	$(22,273)	$467,247	$342,842	$123,241	$466,083

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliation of Specialty Operating (Loss) Income to Specialty Combined Adjusted Operating Income

Specialty	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Operating income (loss)	$24,010	$—	$24,010	$—	$(42,806)	$(42,806)
Adjusted to add:
Amortization	18,848	—	18,848	—	3,884	3,884
Inventory related charges(7)	5,697	—	5,697	—	—	—
Acquisition and site closure expenses(8)	189	—	189	—	—	—
Stock-based compensation expense	11	—	11	—	1,971	1,971
Asset impairment charges(9)	—	—	—	—	74,128	74,128
Restructuring and asset-related charges(10)	1,682	—	1,682	—	1,818	1,818
Litigation, settlements and related charges	—	—	—	—	—	—
Other	163	—	163	—	—	—
Adjusted operating income (Non-GAAP)	$50,600	$—	$50,600	$—	$38,995	$38,995

Specialty	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Operating income	$55,560	$36,945	$92,505	$—	$146	$146
Adjusted to add:
Amortization	49,047	6,112	55,159	—	15,457	15,457
Inventory related charges(7)	8,607	—	8,607	—	—	—
Acquisition and site closure expenses(8)	189	—	189	—	—	—
Stock-based compensation expense	11	—	11	—	1,971	1,971
Asset impairment charges(9)	—	—	—	—	74,128	74,128
Restructuring and asset-related charges(10)	4,076	—	4,076	—	9,996	9,996
Litigation, settlements and related charges	—	940	940	—	—	—
Other	637	—	637	—	—	—
Adjusted operating income (Non-GAAP)	$118,127	$43,997	$162,124	$—	$101,698	$101,698

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Combined Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net (loss) income	$(20,330)	$—	$(20,330)	$62,194	$(297,178)	$(234,984)
Adjusted to add (deduct):
Non-cash interest	1,640	—	1,640	690	6,660	7,350
GAAP Income tax expense (benefit)	5,524	—	5,524	(119)	(9,010)	(9,129)
Amortization	28,878	—	28,878	923	16,959	17,882
Stock-based compensation expense	3,606	—	3,606	—	6,586	6,586
Acquisition and site closure expenses(8)	28,966	—	28,966	7,050	8,061	15,111
Restructuring and asset-related charges(10)	14,104	—	14,104	245	13,483	13,728
Inventory related charges(7)	9,317	—	9,317	3,400	6,224	9,624
Litigation, settlements and related charges	(497)	—	(497)	—	642	642
Gain on sale of assets	—	—	—	—	(656)	(656)
Asset impairment charges(9)	39,119	—	39,119	—	310,397	310,397
Amortization of upfront payment(11)	10,423	—	10,423	—	—	—
Foreign exchange gain	(2,817)	—	(2,817)	(3,341)	—	(3,341)
Loss on sale of international operations	146	—	146	352	—	352
R&D milestone payments	5,300	—	5,300	—	—	—
Change in fair value of contingent consideration(12)	—	—	—	—	(38,123)	(38,123)
Other	3,412	—	3,412	—	1,328	1,328
Income tax at 21%	(26,626)	—	(26,626)	(14,993)	(5,328)	(20,321)
Net income attributable to NCI not associated with our Class B shares	(189)	—	(189)	—	—	—
Adjusted net income (Non-GAAP)	$99,976	$—	$99,976	$56,401	$20,045	$76,446

Adjusted diluted EPS (Non-GAAP(13)			$0.33

(13) Utilizes weighted diluted average shares outstanding of 299,345, which consists of Class A, Class B & Class B-1 shares.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Combined Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net (loss) income	$(201,303)	$(150,155)	$(351,458)	$169,325	$(451,693)	$(282,368)
Adjusted to add (deduct):
Non-cash interest	5,859	9,413	15,272	4,585	25,949	30,534
GAAP Income tax (benefit) expense	(1,419)	(6,273)	(7,692)	1,998	18,326	20,324
Amortization	72,987	19,935	92,922	3,974	68,496	72,470
Stock-based compensation expense	8,840	4,816	13,656	—	26,258	26,258
Acquisition and site closure expenses(8)	264,424	9,829	274,253	9,403	20,411	29,814
Restructuring and asset-related charges(10)	56,413	5,123	61,536	245	40,248	40,493
Loss on extinguishment of debt	19,667	—	19,667	2,531	1,215	3,746
Inventory related charges(7)	54,222	9,894	64,116	22,682	26,702	49,384
Litigation, settlements and related charges	2,092	90,099	92,191	—	8,351	8,351
Loss (gain) on sale of assets	878	—	878	—	(17,236)	(17,236)
Asset impairment charges(9)	47,660	53	47,713	—	372,181	372,181
Amortization of upfront payment(11)	10,423	—	10,423	—	—	—
Royalty expense	—	—	—	8,684	—	8,684
Foreign exchange loss (gain)	19,701	(921)	18,780	(29,092)	—	(29,092)
Loss on sale of international operations	2,958	—	2,958	29,232	—	29,232
R&D milestone payments	8,000	—	8,000	—	—	—
Change in fair value of contingent consideration(12)	—	—	—	—	(31,048)	(31,048)
Other	7,095	1,953	9,048	4,158	6,534	10,692
Income tax at 21%	(79,484)	1,309	(78,175)	(47,822)	(24,086)	(71,908)
Net income attributable to NCI not associated with our Class B shares	(386)	—	(386)	—	—	—
Adjusted net income (Non-GAAP)	$298,627	$(4,925)	$293,702	$179,903	$90,608	$270,511

Adjusted diluted EPS (Non-GAAP(14)			$0.98

(14) Utilizes weighted diluted average shares outstanding of 299,328, which consists of Class A, Class B & Class B-1 shares.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net Income to Combined Adjusted Net Income and Calculation of Adjusted Diluted EPS

The following reconciliation for the three months ended September 30, 2018 has been provided for sequential comparison.

	Three months ended September 30, 2018
		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined
Net income	$17,465	$—	$17,465
Adjusted to add (deduct):
Non-cash interest	1,452	—	1,452
GAAP Income tax expense	5,109	—	5,109
Amortization	25,655	—	25,655
Stock-based compensation expense	3,590	—	3,590
Acquisition and site closure expenses(8)	12,430	—	12,430
Restructuring and asset-related charges(10)	(2,156)	—	(2,156)
Inventory related charges(7)	17,422	—	17,422
Litigation, settlements and related charges	2,589	—	2,589
Asset impairment charges(9)	8,541	—	8,541
Foreign exchange loss	5,137	—	5,137
Loss on sale of international operations	2,812	—	2,812
Other	3,947	—	3,947
Income tax at 21%	(21,839)	—	(21,839)
Net income attributable to NCI not associated with our Class B shares	(53)	—	(53)
Adjusted net income (Non-GAAP)	$82,101	$—	$82,101

Adjusted diluted EPS (Non-GAAP)(15)			$0.27

(15) Utilizes weighted diluted average shares outstanding of 299,483, which consists of Class A, Class B & Class B-1 shares.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Combined Adjusted EBITDA

	Three months ended December 31, 2018			Three months ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net (loss) income	$(20,330)	$—	$(20,330)	$62,194	$(297,178)	$(234,984)
Adjusted to add (deduct):
Interest expense, net	42,880	—	42,880	19,956	13,672	33,628
Income tax expense (benefit)	5,524	—	5,524	(119)	(9,010)	(9,129)
Depreciation and amortization	47,494	—	47,494	12,842	21,620	34,462
EBITDA (Non-GAAP)	$75,568	$—	$75,568	$94,873	$(270,896)	$(176,023)

Adjusted to add (deduct):
Stock-based compensation expense	$3,606	$—	$3,606	$—	$6,586	$6,586
Acquisition and site closure expenses(8)	28,966	—	28,966	7,050	8,061	15,111
Restructuring and asset-related charges(10)	14,104	—	14,104	245	13,483	13,728
Inventory related charges(7)	9,317	—	9,317	3,400	6,224	9,624
Litigation, settlements and related charges	(497)	—	(497)	—	642	642
Gain on sale of assets	—	—	—	—	(656)	(656)
Asset impairment charges(9)	39,119	—	39,119	—	310,397	310,397
Amortization of upfront payment(11)	10,423	—	10,423	—	—	—
Foreign exchange gain	(2,817)	—	(2,817)	(3,341)	—	(3,341)
Loss on sale of international operations	146	—	146	352	—	352
R&D milestone payments	5,300	—	5,300	—	—	—
Change in fair value of contingent consideration(12)	—	—	—	—	(38,123)	(38,123)
Other	3,412	—	3,412	—	1,328	1,328
Adjusted EBITDA (Non-GAAP)	$186,647	$—	$186,647	$102,579	$37,046	$139,625

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Combined Adjusted EDITBA

	Year ended December 31, 2018			Year ended December 31, 2017
		Add:	(Non-GAAP)		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined	Actual	Impax/ Gemini	Combined
Net (loss) income	$(201,303)	$(150,155)	$(351,458)	$169,325	$(451,693)	$(282,368)
Adjusted to add (deduct):
Interest expense, net	143,571	18,231	161,802	71,061	53,412	124,473
Income tax expense (benefit)	(1,419)	(6,273)	(7,692)	1,998	18,326	20,324
Depreciation and amortization	137,403	24,902	162,305	45,936	93,854	139,790
EBITDA (Non-GAAP)	$78,252	$(113,295)	$(35,043)	$288,320	$(286,101)	$2,219

Adjusted to add (deduct):
Stock-based compensation expense	$8,840	$4,816	$13,656	$—	$26,258	$26,258
Acquisition and site closure expenses(8)	264,424	9,829	274,253	9,403	20,411	29,814
Restructuring and asset-related charges(10)	56,413	5,123	61,536	245	40,248	40,493
Loss on extinguishment of debt	19,667	—	19,667	2,531	1,215	3,746
Inventory related charges(7)	54,222	9,894	64,116	22,682	26,702	49,384
Litigation, settlements and related charges	2,092	90,099	92,191	—	8,351	8,351
Loss (gain) on sale of assets	878	—	878	—	(17,236)	(17,236)
Asset impairment charges(9)	47,660	53	47,713	—	372,181	372,181
Amortization of upfront payment(11)	10,423	—	10,423	—	—	—
Royalty expense	—	—	—	8,684	—	8,684
Foreign exchange loss (gain)	19,701	(921)	18,780	(29,092)	—	(29,092)
Loss on sale of international operations	2,958	—	2,958	29,232	—	29,232
R&D milestone payments	8,000	—	8,000	—	—	—
Change in fair value of contingent consideration(12)	—	—	—	—	(31,048)	(31,048)
Other	4,285	867	5,152	4,158	6,534	10,692
Adjusted EBITDA (Non-GAAP)	$577,815	$6,465	$584,280	$336,163	$167,515	$503,678

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliation of Net Income to EBITDA and Combined Adjusted EDITBA

The following reconciliation for the three months ended September 30, 2018 has been provided for sequential comparison.

	Three months ended September 30, 2018
		Add:	(Non-GAAP)
	Actual	Impax/ Gemini	Combined
Net income	$17,465	$—	$17,465
Adjusted to add (deduct):
Interest expense, net	43,018	—	43,018
Income tax expense	5,109	—	5,109
Depreciation and amortization	43,013	—	43,013
EBITDA (Non-GAAP)	$108,605	$—	$108,605

Adjusted to add (deduct):
Stock-based compensation expense	$3,590	$—	3,590
Acquisition and site closure expenses(8)	12,430	—	12,430
Restructuring and asset-related charges(10)	(2,156)	—	(2,156)
Inventory related charges(7)	17,422	—	17,422
Litigation, settlements and related charges	2,589	—	2,589
Asset impairment charges(9)	8,541	—	8,541
Foreign exchange loss	5,137	—	5,137
Loss on sale of international operations	2,812	—	2,812
Other	3,947	—	3,947
Adjusted EBITDA (Non-GAAP)	$162,917	$—	$162,917

(7) Inventory related charges primarily represents the amortization of the Impax inventory step-up to fair value in purchase accounting and write-offs of pre-launch inventory quantities.

(8) Acquisition and site closure expenses includes costs related to (i) accelerated vesting of Amneal profit participation units, (ii) special bonuses associated with the combination and integration of Impax, (iii) plant closure and redundant employee costs and (iv) third party costs associated with the combination of Impax and related integration including legal, investment banking, accounting and information technology.

(9) Asset impairment charges for the year ended December 31, 2018 are primarily associated with the write-off of leasehold improvements in connection with the closing of our Hayward, CA facility. Asset impairment charges for the year ended December 31, 2017 are primarily associated with a write-off of in process research and development product rights and impairment charges primarily related to two products acquired in the Teva Transaction as well as fixed asset impairment charges primarily related to the Taiwan and Middlesex, New Jersey facilities.

(10) Restructuring and asset related charges includes employee separation costs associated with the consolidation of sites as well as the write-off of property, plant and equipment at those sites.

(11) Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement with Levothyroxine.

(12) Change in fair value of contingent consideration represents the reduction in contingent consideration liability related to a product acquired in the Teva Transaction. Based on timing and probability of product launch, and number of competitors expected in the market, the Company concluded that fair value of the contingent consideration was zero at December 31, 2017.